Exhibit 10.3

AMENDMENT #2 TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment #2 to Secured Convertible Promissory Note (this “Amendment”) is entered into as of April 28, 2025 (the “Amendment Date”), by and between STREETERVILLE CAPITAL, LLC, a Utah limited liability company (“Investor”), and ALPHA MODUS HOLDINGS, INC., a Delaware corporation (f/k/a Insight Acquisition Corp.) (“Company”). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in the Note (as defined below).

A. Company issued that certain Secured Convertible Promissory Note in the original principal amount of $2,890,000.00 to Investor on December 13, 2024 (as previously amended, the “Note”) pursuant to that certain Securities Purchase Agreement between Company and Investor dated October 23, 2024 (as previously amended, the “Purchase Agreement”).

B. Investor and Company have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments

(a) Section 1.2 of the Note is hereby deleted in its entirety and replaced with the following:

“1.2. Prepayment. Notwithstanding the foregoing, with five (5) Trading Days’ prior written notice, Borrower may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered) without penalty or premium. For the avoidance of doubt, during the five (5) Trading Day prepayment notice period Lender shall retain the right to submit Conversion Notices, if applicable.”

(b) The definition of the term “Mandatory Monthly Prepayment Amount” is hereby deleted in its entirety and replaced with the following:

“A16. “Mandatory Monthly Prepayment Amount” means an amount equal to $582,000.00 plus all accrued but unpaid interest.”

(c) The Floor Price is hereby reduced to $1.25.

(d) In consideration for the accommodations set forth in this Amendment, the parties agree that the Outstanding Balance is hereby increased by twenty percent (20%). The parties further agree that immediately following the application of such balance increase, the Outstanding Balance of the Note is $3,597,501.71.

(e) Company will have the right on up to three (3) occasions to extend the Prepayment Start Date for one (1) month by providing written notice of such election to Investor prior to the Prepayment Start Date. Upon each exercise of the foregoing extension right, the Outstanding Balance will automatically increase by one percent (1%).

(f) Section 10 of the Note is hereby deleted in its entirety and replaced with the following:

“10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any Conversion of this Note to the extent that after giving effect to such Conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act. The foregoing Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.”

3. Other Agreements.

(a) Investor agrees to allow Company to take on up to $2,000,000.00 in subordinated debt at fixed or variable conversion prices (not to exceed five (5) different subordinated lenders) over the next three (3) months following the Amendment Date, so long as each such lender agrees to sign an intercreditor agreement with Investor that is satisfactory to Investor in its sole discretion. Company acknowledges and agrees that, for the avoidance of doubt, any more favorable economic term such as a lower (or absent) floor price, a lower conversion price or a larger conversion discount granted to any such subordinated lender would, at Streeterville’s sole discretion, be applied to the Note pursuant to Section 8 of the Purchase Agreement.

(b) Within sixty (60) days of the Amendment Date, Company will hold a special stockholder meeting to approve issuances of Common Shares under the Note and under an equity line of credit agreement to be entered into between Company and Investor (the “Equity Line”) in excess of the Exchange Cap.

(c) Within ten (10) days of the Amendment Date, Company will file a Form S-1 Registration Statement to register the resale by Investor of all Pre-Delivery Shares and Conversion Shares.

(d) Company agrees to issue and sell to Investor and Investor agrees to purchase from Company 1,250,000 Common Shares to be used as pre-delivery shares under the Note and the Equity Line (the “Pre-Delivery Shares”) at a purchase price of $0.0001 per share for an aggregate purchase price of $125.00. At such time as the Note has been repaid in full and the Equity Line has been terminated or expired, Company may repurchase the Pre-Delivery Shares upon a written request delivered to Investor within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from Company, Investor shall deliver to Company a number of Common Shares equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof) delivered to Investor hereunder, and Company will pay Investor $0.0001 for each such Pre-Delivery Share.

(e) Investor consents and agrees to Company entering into that certain Patent Monetization Agreement with Alpha Modus Ventures, LLC (“AMV”) substantially in the form attached hereto as Exhibit A, and that certain Option Agreement with Janbella Group, LLC and Chris Chumas substantially in the form attached hereto as Exhibit B.

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(f) Company acknowledges and agrees that in the event it exercises its option to purchase the membership interests in AMV, that such membership interests will automatically become subject to the security interest granted to Investor pursuant to that certain Security Agreement dated October 23, 2024 between Company and Investor.

(g) Within three (3) Trading Days of the Amendment Date, Company will increase the share reserve held for Investor’s benefit with its transfer agent from 7,500,000 Common Shares to 15,000,000 Common Shares.

4. Representations and Warranties. Each of Company and Investor, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Such party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action.

(b) No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such party hereunder.

5. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to Company in connection with this Amendment.

6. Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Purchase Agreement.

7. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

INVESTOR:
Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:
Alpha Modus Holdings, Inc.

By:	/s/ William Alessi
William Alessi, President and CEO

[Signature Page to Amendment #2 to Secured Convertible Promissory Note]

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EXHIBIT A

PATENT MONETIZATION AGREEMENT

This PATENT MONETIZATION AGREEMENT (“Agreement”), dated effective as of _________, 2025 (“Effective Date”), is entered into by and between Alpha Modus Holdings, Inc., a Delaware corporation (“AMH”) and Alpha Modus Ventures, LLC, a North Carolina limited liability company (“Owner”). Each of the parties to this Agreement shall be referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Appendix A attached hereto.

RECITALS:

A. Owner holds all of the rights, title and interests to certain Patents, which are identified on Schedule A attached hereto, and desires to enforce such rights, title and interests through Litigation against certain Defendants, and to Commercialize such Patents in a variety of fields of use.

B. AMH desires to provide funding (the “Litigation Funding”) to facilitate certain Litigation identified pursuant to this Agreement (each, an “Identified Litigation”), as such Identified Litigation is described in a schedule attached to this Agreement (as amended, supplemented or restated from time to time, a “Litigation Schedule”), including without limitation the initial Identified Litigation, in exchange for certain Monetization Rights, and Owner desires to obtain such Litigation Funding and grant to AMH such Monetization Rights, subject to the terms and conditions of this Agreement.

C. AMH desires to organize and manage one or more private investment vehicles (each a “Funding Party”) for the specific purpose of facilitating the Litigation Funding for each Identified Litigation.

D. As of the Effective Date, Owner intends to initiate Litigation against one or more Defendants identified in the initial Litigation Schedule attached hereto as Schedule B, and AMH desires to provide Litigation Funding with respect to such initial Identified Litigation.

AGREEMENT:

NOW, THEREFORE, in consideration of the above recitals (incorporated herein by reference), the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Litigation Funding and Monetization Rights.

(a) Litigation Funding. AMH agrees, on the terms and conditions set forth herein, to provide, or cause a Funding Party to provide, Litigation Funding to the Owner with respect to each Identified Litigation, in the form of one or more payments (“Payments” and each a “Payment”) from time to time for the sole purpose of paying certain (i) Costs and (ii) Other Fees and Expenses with respect to such Identified Litigation, as set forth in Section 2(c) and pursuant to the terms and conditions of this Agreement.

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(b) Monetization Rights. In consideration for the Litigation Funding to be provided pursuant to this Agreement with respect to the initial Identified Litigation, the Owner hereby grants to AMH certain rights with respect to the Patents and any and all Litigation (collectively, “Monetization Rights”), including the following:

(i) the right to consult on any settlement discussion with respect to any Identified Litigation;

(ii) the right to receive a portion of the Gross Proceeds from any Identified Litigation in accordance with Schedule C attached hereto (the “Payment Schedule”);

(iii) the right to have any Gross Proceeds deposited in the Deposit Account with respect to any Identified Litigation, and to conduct the distribution of any such Gross Proceeds in accordance with the applicable Payment Schedule;

(iv) the right to receive any proceeds with respect to the licensing or other Commercialization of the Patents, as provided in Section 3(c); and

(v) a right of first refusal to fund additional monetization efforts with respect to any Litigation (including, without limitation, Subsequent Litigation), with respect to the Patents, as provided in Section 4.

(c) Assignment of Certain Monetization Rights. Upon formation of a Funding Party pursuant to Section 2, with respect to any Identified Litigation (including without limitation the initial Identified Litigation), AMH shall assign to one or more Funding Parties certain of its Monetization Rights that directly relate to such Identified Litigation, including its rights with respect to those Patents at issue in such Identified Litigation, as further described in the applicable Litigation Schedule. Owner hereby consents and waives any objection to any such assignment, and shall cooperate with AMH and take any action necessary to complete the assignment of such Monetization Rights to each such Funding Party (including, without limitation, the assignment of the initial Identified Litigation to the initial Funding Party organized for such purpose).

(i) Upon assignment to a Funding Party of those certain Monetization Rights directly related to an Identified Litigation pursuant to this Section 1(c), except as specifically provided herein, such Funding Party shall have all of the rights and privileges, and be bound by the obligations, of this Agreement with respect to such Identified Litigation as if the Funding Party was named herein on the Effective Date; provided that such assigned rights, privileges and obligations shall relate solely to the applicable Identified Litigation.

(ii) The Parties acknowledge and agree that all rights of ownership, title and interest in the Patents are and will remain the exclusive property of Owner, whether or not specifically recognized or perfected under applicable Laws. Except as expressly provided herein, neither AMH nor any Funding Party shall acquire any rights of ownership, title or interest in the Patents and no assignment of claims from Owner to AMH is made, implied or intended by this Agreement.

2. Funding Commitment.With respect to any Identified Litigation (including, without limitation, the initial Identified Litigation), AMH, or any Affiliate thereof shall form and manage one or more Funding Parties, which shall provide the Litigation Funding with respect to such Identified Litigation as follows:

(a) Funding Amount. Prior to the formation of the Funding Party and in accordance with the applicable Engagement Letter, Litigation Counsel for such Identified Litigation shall have prepared a comprehensive budget covering all of the anticipated Costs related to such Identified Litigation (the “Litigation Budget”). Subject to the limitations set forth in this Agreement and the Engagement Letter, (i), the Funding Party shall make Payments from time to time pursuant to Section 2(b) in an aggregate amount not to exceed the total Costs set forth in such Litigation Budget; and (ii) Owner shall have no obligation to pay any such amounts provided for in the Litigation Budget, including without limitation any hourly fees to be paid Litigation Counsel pursuant to the Engagement Letter which are included in the Litigation Budget.

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(i) Notwithstanding any provision to the contrary in this Agreement, the Engagement Letter or any other agreement related to the Identified Litigation, unless otherwise expressly agreed to in writing by the Parties, none of AMH, the Funding Party nor any of their Affiliates shall be obligated or responsible to make any Payments with respect to any Costs not included in the Litigation Budget.

(ii) The Parties agree that any amounts owed or to be paid with respect to the Identified Litigation as a result of adverse cost rulings and determinations are excluded from the Litigation Budget, and none of AMH, the Funding Party nor any of their Affiliates shall have any responsibility or obligation to make any Payments or other payments with respect to such amounts.

(b) Funding Payments. The Funding Party shall make Payments upon (i) written request by Litigation Counsel at least thirty (30) days prior to the date of the Payment, according to the Litigation Budget, and (ii) fulfillment of the applicable conditions specified in Section 6. Pursuant to the terms of the Engagement Letter, Litigation Counsel shall be responsible for making payments of fees, costs and expenses to courts, expert witnesses, local counsel and other counsel necessarily retained, and any other third-party vendors related to the Identified Litigation, as provided in the related Litigation Budget, and the Funding Party shall make Payments, on behalf of the Owner, directly to Litigation Counsel as reimbursement for such payments; provided, however, in the event the amount of such fees, costs and expenses paid by Litigation Counsel exceeds $10,000.00, the Funding Party shall, upon request of Litigation Counsel, make such Payments directly to the applicable third parties.

(c) Other Fees and Expenses. In addition to the Payments made for Costs pursuant to Section 2(a), the Parties acknowledge and agree that the Funding Party shall pay the following fees and expenses during the course of an Identified Litigation (collectively, the “Other Fees and Expenses”):

(i) Fund Fees and Expenses. As part of the Litigation Funding provided hereunder for one or more Identified Litigation, the Parties acknowledge and agree that the Funding Party shall pay the following fees and expenses with respect to the organization, offering, administration, maintenance and management of the Funding Party (“Fund Fees and Expenses”):

(A) to AMH, an organization fee (“Organizational Fee”) which shall be a reimbursement of documented expenses incurred by AMH to originate, underwrite, and execute the Agreement and related fund documents in an amount up to 4% of the total budgeted litigation fees (discounted 50%), and budgeted litigation expenses (100%).

(B) to AMH, a management fee (“Management Fee”), paid quarterly for up to three years, totaling 2.75% per annum of the total budgeted litigation fees (discounted 50%), and budgeted litigation expenses (100%).

(C) to the appropriate Funding Party service providers, administrative expenses for up to three years (“Administrative Fee”), in an amount up to 1.00% of the total budgeted litigation fees (discounted 50%), and budgeted litigation expenses (100%).

(d) No Investor Obligations. Notwithstanding anything to the contrary in this Agreement, the Engagement Letter or any other agreement related to the Identified Litigation, or any other Litigation, or the Litigation Funding, the Parties acknowledge and agree that no Investor in the Funding Party, nor any Investor Affiliate, shall have any liability, obligation or responsibility with respect to the Litigation or Litigation Funding provided pursuant to this Agreement (including without limitation any Identified Litigation or the initial Identified Litigation), notwithstanding that any such Investor or Investor Affiliate is a partnership (or other similar legal entity), including without limitation by or through any attempt to pierce the corporate veil or similar action with respect to any Investor, Funding Party or otherwise, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation, Law or otherwise.

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3. Litigation.

With respect to each Identified Litigation, the Owner shall perform the following:

(a) Litigation Counsel. Prior to the obligations of the Funding Party, Owner shall engage one or more Litigation Counsel pursuant to an engagement letter for each, substantially in a form agreed to by the Parties (the “Engagement Letter”). Owner shall instruct Litigation Counsel for the initial Identified Litigation to initiate the initial Identified Litigation no later than thirty (30) days from the Effective Date.

(i) Owner’s Diligence. Owner shall invest such time as plaintiff in any Identified Litigation as necessary or advisable and cooperate fully with Litigation Counsel in the prosecution of such Identified Litigation, and shall use commercially reasonable efforts to pursue such Identified Litigation to a final settlement or judgment thereof, to pursue the collection of all money or other proceeds due on account of such Identified Litigation and to otherwise assist in monetizing the Patents.

(ii) Communication. To the extent practicable and permissible, Owner shall, and shall cause Litigation Counsel to, provide periodic updates on such Identified Litigation and communicate with and respond promptly to any inquiries from AMH concerning: (A) the status of the Identified Litigation, including the status of any motion practice, discovery, discovery disputes, and trial preparation; and (B) the status of any settlement efforts (including all settlement offers and the substance of all settlement discussions), which communication and cooperation shall include sharing pleadings, discovery materials, and settlement documents with AMH. Furthermore, Owner shall authorize Litigation Counsel, to the extent practicable and permissible, to provide updates to, and respond to inquiries from, AMH concerning such Identified Litigation and any settlement communications, which authorization shall include the ability to share pleadings, discovery materials, and settlement documents with AMH.

(b) Settlement. Subject to Section 10(c), Owner shall have the sole right to settle any Litigation. AMH acknowledges and agrees that the assignment of any or all Monetization Rights hereunder shall be subject to, and shall expressly exclude, Owner’s right to bring and settle any Litigation including any Identified Litigation; provided that Owner shall not structure or agree to any settlement of any Identified Litigation in a manner intended to remove, divert or reduce any proceeds therefrom from the definition of Gross Proceeds, or otherwise impair the rights of AMH or the Funding Party hereunder.

(i) Consultation. The Parties shall consult in good faith as to the appropriate course of action in connection with all settlement offers with respect to any Identified Litigation, including whether any settlement should be accepted or rejected or whether any counterproposal should be made and, if so, the terms thereof.

(ii) Settlement Threshold. Owner shall deliver to Funding Party and comply with the terms and conditions of that certain thresholds agreement, dated as of the date hereof, by and between the Parties, substantially in the form agreed to thereby (the “Thresholds Letter”).

(c) Licensing. Owner may use commercially reasonable efforts to pursue Commercialization and licensing of the Patents subsequent to and during any Litigation. In the event that the Owner consummates any licensing arrangement (or completes any other Commercialization, sale, assignment or transfer) which includes the Patents, AMH and/or the Funding Party shall have the following rights with respect thereto:

(i) The proceeds from any such licensing, Commercialization, sale, transfer or assignment in relation to Defendant, whether by direct agreement with Defendant or indirectly through a third party such as a patent aggregator or aggregate licensee/sub-licensor that resolves any Identified Litigation, shall constitute Gross Proceeds of such Identified Litigation and shall be deposited into the Deposit Account related thereto and distributed in accordance with the Payment Schedule. Any proceeds from licensing, Commercialization, sale, transfer or assignment with a patent aggregator described in the preceding clause shall be apportioned between, on the one hand, the Defendants and, on the other hand, third-party non-Defendants in accordance with market share, except that in no event will the amount apportioned to third-party non-Defendants exceed five percent (5%) of any such proceeds and the amount attributable to the third-party non-Defendants shall be distributed pursuant to paragraph (ii) below.

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(ii) AMH or the Funding Party shall be entitled to fifty percent (50.0%) of any proceeds from any licensing, Commercialization, sale, transfer or assignment in relation to any Person other than a Defendant, and proceeds shall not represent Gross Proceeds, but shall be paid to AMH and/or any of its assigns, including without limitation the Funding Party, as additional consideration for the commitment to provide the Litigation Funding provided herein. In such event Owner shall be entitled to receive 35.0% of the proceeds and Litigation Counsel shall be entitled to receive 15% of the proceeds.

(iii) If Owner sells, transfers or assigns a Patent, or grants a license thereto, in violation of any provision of this Agreement, AMH and/or any of its assigns, including without limitation the Funding Party, shall be entitled to receive one hundred percent (100%) of the proceeds arising therefrom.

(iv) The provisions of this Section 3(c) do not concern any past, present or future end- user licenses or consumer licenses (other than in connection with any licenses given as part of a settlement or settlement offer with respect to Litigation).

(v) In any circumstance where AMH and/or any of its assigns, including without limitation the Funding Party, has a right to receive any proceeds, pursuant to this Section 3(c), the Owner shall (A) deposit any Gross Proceeds in the Deposit Account; or (B) pay to AMH and/or any of its assigns, including without limitation the Funding Party, its portion of any such licensing proceeds that have been received by, or on behalf of, the Owner, in each case within five (5) Business Days of Owner’s receipt thereof.

Notwithstanding the foregoing, to the extent that AMH has been granted a right of first refusal to fund Subsequent Litigation of the Related Patents identified in Schedule A, Section A (Related Patents) as provided in Section 4, any right that a Funding Party has to any licensing proceeds pursuant to this Section 3(c) with respect to a Person that will become a Defendant in Subsequent Litigation (a “Subsequent Defendant”) shall terminate at such time that AMH provides an Election Notice to Owner concerning any such Subsequent Defendant. The Parties acknowledge and agree, and consent that, in advance of any Subsequent Litigation, AMH may cause a Funding Party to assign any Monetization Rights assigned to such Funding Party pursuant to Section 1(c), to a Subsequent Funding Party as necessary to structure and fund the Subsequent Litigation.

4. Subsequent Litigation.

In the event the Owner, Litigation Counsel or AMH identifies any opportunities to further monetize the Patents in addition to the then currently Identified Litigation (including, without limitation, the initial Identified Litigation), and the Owner intends to bring one or more subsequent Litigation with respect to such monetization opportunity (each a “Subsequent Litigation”), the identifying party shall promptly provide written notice to AMH of such Subsequent Litigation.

(a) After providing such notice of a Subsequent Litigation opportunity, Owner shall in good faith promptly provide to AMH a complete package of all case underwriting materials required by AMH, including but not limited to a case narrative, claim charts, invalidity assessments, preliminary third-party damages analysis, and litigation budget (the “Underwriting Materials”), which materials will be substantially similar to those materials required to underwrite any existing Identified Litigation.

(b) Upon receipt of the Underwriting Materials, and for a period of sixty (60) days thereafter (the “Option Period”), AMH shall have the exclusive option, but not the obligation, to structure and provide Litigation Funding with respect to such Subsequent Litigation on the same economic terms set forth herein for any Litigation.

(c) Upon electing to provide funding for such Subsequent Litigation, AMH shall provide written notice of such election to Owner (an “Election Notice”). After providing the Election Notice, AMH shall have thirty (30) days to cause the applicable Subsequent Funding Party to commit to providing litigation funding in an aggregate amount up to the total Costs provided in a litigation budget prepared by Owner’s Subsequent Litigation Counsel, in a process substantially similar to the underwriting and funding process set forth in this Agreement for the initial Identified Litigation, recognizing that terms and conditions for such Subsequent Litigation shall be negotiated in good faith and mutually agreed upon between Owner and AMH.

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(d) If AMH does not provide an Election Notice prior to the expiration of the Option Period, the Subsequent Litigation opportunity will be deemed declined (a “Declined Opportunity”), at which time Owner shall be released to seek funding for such Declined Opportunity from other sources not Affiliated with AMH. AMH or the Funding Party (as the case may be) shall continue to be entitled to any proceeds pursuant to Section 3(c) with respect to any licensing of the Patents related to any Declined Opportunity until such time as AMH or the Funding Party assigns such rights to Owner or a third-party funder providing litigation finance for the Declined Opportunity, which assignment AMH or the Funding Party shall act cooperatively and shall provide within a reasonable time upon request by Owner, and on terms and conditions mutually agreed upon; provided, that the terms of any such assignment shall include a reversion of such rights back to AMH or the Funding Party, as applicable, in the event that such third-party funder does not fund the Declined Opportunity.

(e) Notwithstanding the foregoing, Owner acknowledges and agrees that:

(i) In preparing, or causing Litigation Counsel to prepare a Litigation Budget for any Subsequent Litigation, Owner shall not be entitled to include a monetization fee unless otherwise agreed to by AMH, regardless of whether such monetization fee was paid with respect to any other Litigation.

(ii) Neither AMH nor any Subsequent Funding Party shall be obligated to fund any Subsequent Litigation unless and until definitive agreements have been entered into with respect thereto. Each Party acknowledges that such definitive documents will be substantially similar to the agreements, documents, and instruments used with respect to the funding for the existing Identified Litigation.

(iii) In no event shall a Declined Opportunity effect AMH’s rights to elect to fund any other Subsequent Litigation pursuant to Section 4 other than such Declined Opportunity. After any Declined Opportunity, the Owner, Litigation Counsel and AMH shall continue in good faith to identify other Subsequent Litigation.

(iv) The terms and conditions in the definitive agreements related to a Subsequent Litigation shall provide substantially similar rights as set forth in Section 3(c) with respect to any proceeds from licensing; provided that such rights shall be limited strictly to the specific Patents, and only as such Patents concern the specific Defendant(s), identified for the Subsequent Litigation. (For purposes of clarity, except as strictly related to the Subsequent Litigation, and in addition to then existing Identified Litigation, any residual rights to proceeds from the Patents shall remain with AMH or any of its assigns.)

5. Distribution of Gross Proceeds.

(a) Deposit Account. Owner shall cause all Gross Proceeds with respect to any Identified Litigation to be deposited in the related Deposit Account. Owner shall cause any settlement document to direct and otherwise require all such Gross Proceeds to be deposited into such Deposit Account.

(b) Order of Payments. All distributions from a Deposit Account with respect to any Identified Litigation shall be made in accordance with the Payment Schedule.

(c) Taxes. All taxes on payments or distributions of Gross Proceeds, including without limitation withholding taxes (if any), shall be the financial responsibility of the Party obligated to pay such taxes as determined by the applicable Laws, and neither Party shall have any liability or obligation at any time with respect to the other Party’s taxes incurred in connection with or related to amounts paid under this Agreement; provided, however, Owner shall be entitled to withhold from any payment or distribution any tax for which it is obligated by Law to so withhold.

(d) Accounting. AMH agrees to keep and maintain records with respect to any Identified Litigation, the related Litigation Budget and the Gross Proceeds, while this Agreement is in effect and for a period of five (5) years after the later of (x) the expiration or termination of this Agreement, or (y) the resolution of the final Litigation for which AMH forms a Funding Party.

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(i) AMH agrees to permit such records to be audited by Owner once every calendar year upon sixty (60) calendar days’ prior written notice by Owner to AMH. AMH will extend any reasonable assistance in conducting such an audit. If the results of such audit reveal an underreporting of aggregate Gross Proceeds for such Identified Litigation of five (5) percent or more, then the audit costs and the internal costs incurred by Owner in respect to such audit will be paid by AMH. If the results of said audit reveal an underreporting of aggregate Gross Proceeds for such Identified Litigation of less than five percent (5%), then the audit costs and the internal costs incurred by Owner in respect to such audit will be paid by Owner.

(ii) If such audit reveals that Owner was entitled to receive a greater amount of Gross Proceeds with respect to such Identified Litigation than the amount of Gross Proceeds it actually received, then such additional Gross Proceeds will be paid by Funding Party (to the extent of its share of any underpayment) to Owner within thirty (30) days following completion of the respective audit.

(iii) AMH agrees and acknowledges that any assignment of any rights hereunder shall be subject to and shall expressly include Owner’s rights under this Section 5(d). Funding Party also agrees and acknowledges that it shall bear any amounts to be paid to Owner under this Section 5(d) herein. Further, no payment made by a Funding Party under this Section 5(d) shall modify, amend, reduce, offset or otherwise affect disbursements to be made to any person under the Litigation Schedule with respect to an Identified Litigation.

6. Owners Representations and Warranties.

Owner represents and warrants to AMH, as of the Effective Date, on the date of each Payment, for the duration of each Identified Litigation and, where applicable, for the Term of this Agreement, that:

(a) Owner is duly organized, existing and in good standing under the Laws of North Carolina and is duly qualified and in good standing in each state in which it is so required to do business.

(b) Owner has sole power and authority to enter into this Agreement, implement its terms and consummate all transaction contemplated herein. Owner has complied with all Laws applicable to the Owner, the Patents, any business in which the Owner is engaged or which are applicable to Persons of the Owner’s nature.

(c) Owner has taken all necessary corporate and legal action to authorize it to enter into this Agreement and consummate all transactions contemplated hereunder. The Person executing this Agreement on behalf of Owner is duly authorized and empowered to execute, deliver and perform this Agreement and any other agreements with respect to the Litigation Funding.

(d) This Agreement and all other instruments or documents in connection with this Agreement, when executed and delivered, will be and will remain at all times thereafter legal, valid and binding, enforceable in accordance with their terms (and no claim to the contrary shall have been made).

(e) The execution, delivery, performance of and compliance with this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any agreement to which Owner is a party.

(f) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Owner of this Agreement or any other document or agreement delivered hereunder.

(g) Owner is not in default and no situation exists which could, with the passage of time or the giving of notice, be a default under any indenture, note, contract, mortgage, deed of trust, agreement, regulation, order, writ, decree or other instrument to which Owner is a party or by which it is bound. No default hereunder has occurred and is continuing.

(h) Owner is and has always been the sole and exclusive owner of all the Patents, except to the extent disclosed on Schedule A.

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(i) The identity of all known inventors of the inventions claimed in the Patents issued or pending in the U.S. were fully disclosed to the USPTO as required by U.S. Laws.

(j) Unless noted on Schedule A, no licenses currently exist under the Patents other than the rights granted hereunder.

(k) Other than the liens, security interests, or transactions, if any, listed on Schedule A, the Patents (i) are free and clear of any liens, security interests, encumbrances, claims, revenue interests, royalty streams or similar interests of any kind and (ii) have not been transferred, assigned or pledged to a third party; or (iii) misappropriated by Owner from a third party.

(l) There is no pending or threatened action or proceeding affecting the Owner or any of its property before any court, governmental agency or arbitrator, and no judgment, order, or decree is in effect, which may materially adversely affect the financial condition or operation of Owner, and there are no outstanding or unpaid judgments against Owner.

(m) Aside from prosecution, no proceedings (such as court litigation, reexaminations, inter partes reviews, CBM reviews, post-grant reviews, or similar procedures) are currently pending or threatened in any U.S. or foreign court, patent office, or agency challenging the validity, enforceability, or infringement of any of the Patents, and no such proceedings have been filed, requested, demanded, noticed, or threatened.

(n) Aside from prior art cited and statements related to patentability made during the prosecution in governmental patent offices of the applications leading to the Patents and the written due diligence materials, none of the Patents has been subject to any prior litigation, claim, demand, notification, or material allegation of invalidity, unenforceability, or non-infringement.

(o) Aside from the art cited in the prosecution of the Patents and its related application and the written due diligence materials, there is no information, factors or situations existing, including but not limited to the existence of any publications, third party activity, domestic or foreign patent rights or patent applications, or other art, that would have a material adverse effect upon the validity or enforceability of any Patent or infringement of any Patent by Defendant.

(p) Other than as expressly provided under this Agreement, including, but not limited to, the Payment Schedule, no Party shall have any rights to receive any proceeds payable with respect to the Patents or the Litigation in priority to, or other than pari passu with, the other Parties and any other persons set out in the Payment Schedule.

(q) Owner has not engaged, and does not currently plan to engage, any litigation counsel other than Litigation Counsel with respect to the Litigation, and the Engagement Letter reflects the entire agreement between Owner and the Litigation Counsel relating to the Litigation.

(r) Owner agrees and acknowledges that (i) it has not relied on any advice from or representations by AMH except for the representations set forth in Section 7 herein; (ii) AMH has not provided any legal, investment and/or valuation advice, or any other professional services to Owner; and (iii) Owner is entering into this Agreement solely for commercial and business purposes and is sophisticated as to the transactions contemplated by this Agreement.

(s) Owner hereby represents that (i) the present fair salable value of the property and assets of Owner exceeds the debts and liabilities, including contingent liabilities, of Owner; (ii) Owner does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (iii) Owner has no plans or intention of (and has not considered) filing for bankruptcy or seeking any other debt relief or restructuring; and (iv) Owner is not otherwise insolvent.

(t) Owner has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other charges levied by any Governmental Authority upon Owner or upon Owner’s properties or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

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(u) No information, exhibit or report furnished by the Owner to AMH in connection with this Agreement contains any material misstatement of fact or omission of a material fact or any fact necessary to make the statement contained therein not misleading.

(v) Owner acknowledges that litigation is unpredictable and Owner makes no assurances as to any results, the timeliness of any court involved in the case, and/or the outcome of the Litigation.

7. AMH’s Representations and Warranties.

AMH represents and warrants to Owner, as of the Effective Date that:

(a) AMH is duly organized, existing and in good standing under the Laws of Delaware and is duly qualified and in good standing in each state in which it is so required to do business.

(b) The Person executing this Agreement on behalf of AMH has sole power and authority to enter into this Agreement, implement its terms and consummate all transaction contemplated herein. AMH has complied with all Laws applicable to AMH, any business in which AMH is engaged or which are applicable to Persons of AMH’s nature.

(c) AMH has taken all necessary corporate and legal action to authorize it to enter into this Agreement and consummate all transaction contemplated hereunder. The Person executing this Agreement on behalf of AMH is duly authorized and empowered to execute, deliver and perform this Agreement and any other agreements with respect to the Litigation Funding.

(d) The execution, delivery, performance of, and compliance with, this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any agreement to which AMH is a party.

(e) AMH acknowledges that litigation is unpredictable and AMH makes no assurances as to any results, the timeliness of any court involved in the case, and/or the outcome of the Litigation.

8. Additional Owner Covenants.

Owner covenants to AMH (for its benefit and the benefit of the Funding Party) as of the Effective Date, the date of each Payment and for the duration of the Term of this Agreement, that:

(a) Owner shall periodically review and make certain that each representation and warranty continues to be true and accurate. Furthermore, Owner shall immediately advise AMH in the event that any representation or warranty is no longer true or accurate.

(b) Owner shall promptly notify AMH in writing (i) of any material adverse change in Owner’s financial condition or operations or of any lawsuit, action or other proceeding against Owner or of any federal, state or local tax lien assessed, filed or recorded against it or its property, (ii) of the occurrence of a default hereunder or under any other line of credit extended by any other lender to Owner, or (iii) of a default under the terms and provisions applicable to any Collateral under this Agreement.

(c) Owner shall permit officers, employees, agents and representatives of AMH to examine and take extracts from the books and records of Owner at any time and from time to time during normal business hours, after prior written notice, and to speak with Owner’s accountants and auditors, who shall be directed by Owner to candidly answer all questions.

(d) Owner shall not delete or destroy any documents or things pertaining to the Patents, or Owner’s practice of the Patents, without consultation and written approval of AMH and Litigation Counsel.

(e) Owner agrees to pay the maintenance fees in respect of the Patents.

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(f) Owner will maintain control of any and all activities, matters and proceedings before the United States Patent and Trademark Office (“USPTO”) and foreign patent offices relating to the Patents, including without limitation any reissues or re-examinations of any issued United States patent, the prosecution of any United States or foreign patent applications and the continuing prosecution of any pending United States or foreign patent applications among the Patents. Owner will have control in filing, prosecuting and/or abandoning any patent applications that it owns.

(g) Owner shall not (i) sell, pledge or assign its Patents or any monetization rights, including without limitation the Monetization Rights provided for herein, with respect to such Patents without the prior written consent of AMH; or (ii) sell, lease, transfer or otherwise dispose of any substantial part of its assets, including, without limitation, substantially all assets constituting the business of a division, branch or other unit operation, except in the ordinary course of its business.

(h) Owner shall not merge or consolidate with any company or enterprise without the prior written consent of AMH, which shall not be unreasonably withheld.

(i) Owner shall not suffer or permit any judgment against it or any attachment against any of its property for an amount not fully covered by insurance to remain unpaid, undischarged, unbonded or undismissed for a period of fifteen (15) days.

(j) Owner shall not suffer or permit more than twenty percent (20%) (in the aggregate) of its voting rights to be sold, assigned, or otherwise transferred, legally or equitably.

(k) Owner shall not (i) create, incur or assume indebtedness for borrowed money, including capital leases (except for trade debt incurred in the normal course of business and indebtedness to AMH contemplated in this Agreement); (ii) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of AMH’s assets; or (iii) sell with recourse any of Owner’s accounts, except to AMH.

(l) If, after the third anniversary of the Effective Date, Owner desires to allow one or more of the Patents to go abandoned, Owner will inform AMH of its intentions and the Parties will consult in good faith as to the effect that any such abandonment will have, and the rights and obligations of the Parties hereunder. To the extent that the Parties cannot resolve any Dispute under this Section 8(l), the Dispute shall be resolved under the procedures of Section 13(d). Pending resolution of the Dispute, Owner shall maintain any such Patents. If AMH consents to the discontinuation of paying maintenance fees by Owner, then, if requested by AMH, Owner shall assign any such Patents to AMH.

9. Confidentiality.

(a) Confidential Information. Except for the existence of this Agreement, all information provided pursuant to this Agreement, including without limitation, the terms of this Agreement, will be regarded as confidential information (“Confidential Information”). The Parties agree that, other than as required by Law, or valid subpoena, or as required for filings, reports, or disclosures required by applicable regulation, they will not disclose any Confidential Information and will use the Confidential Information only for the purposes set forth herein. Either Party may disclose Confidential Information to its financial (including tax) advisors, legal advisors, or counterparty in connection with a proposed merger, acquisition, financing, or similar transaction, subject to confidentiality obligations at least as stringent as those provided in this Agreement, and to another party as required during the course of litigation and subject to a protective order under an “Attorney’s Eyes Only” or higher confidentiality obligation. Confidential Information will not include information that:

(i) was already known, otherwise than under an agreement of secrecy or non-use, at the time of its disclosure;

(ii) has become publicly available without breach of any provision of this Agreement by a Party and without any act or omission attributable to principals, officers, employees, consultants or agents of the receiving Party; or

(iii) was subsequently disclosed, otherwise than under an agreement of secrecy or non- use, by a third party that had not acquired the information under an obligation of confidentiality.

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(b) Preservation of Privilege. The Parties agree that they may disclose Confidential Information to each other in furtherance of their common legal interest in exploring business opportunities involving the Patents, including litigation involving one or more of such Patents, although the Parties recognize and agree that nothing in this Agreement will obligate any Party to make such a disclosure. Such Confidential Information may be subject to the attorney-client privilege, work product doctrine or other applicable privilege. The Parties understand and agree that it is their desire, intention and mutual understanding that the sharing of such Confidential Information is not intended to, and will not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Confidential Information provided by a Party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege will remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. Nothing in this Section 9(b) will be interpreted to mean that a Party hereto would be prevented from using Confidential Information in a legal proceeding against the other Party hereto based upon a Dispute arising out of this Agreement; provided that the other Party has been notified in advance of such use or disclosure and been afforded sufficient opportunity to seek and obtain confidential treatment by the court or other entity having jurisdiction over the matter at hand.

10. Security Interest; Termination; Option.

(a) Security Interest. To secure AMH’s rights hereunder and as security for the obligations of Owner under this Agreement, Owner hereby conveys, assigns, pledges and grants to AMH a security interest in all of such Owner’s rights, title and interest in, to and under (A) each Patent, including without limitation, Gross Proceeds derived from the Patents and (B) all the Collateral. Owner understands, anticipates and consents to AMH’s assignment (in whole or in part) of such security interests with respect to each Identified Litigation to the Funding Party organized for purposes of providing Litigation Funding with respect thereto. Accordingly, with respect to each Identified Litigation, in addition to AMH, the Funding Party shall be a beneficiary of the security interest granted herein in the Patents and the other Collateral. AMH may take any and all steps necessary or advisable to perfect the security interests granted herein, including making any filing under a confidentiality designation with the USPTO, and Owner shall cooperate and execute any further documents or instruments necessary in connection therewith.

(b) Term. Unless earlier terminated by agreement of the Parties or as provided in this Agreement, this Agreement will expire upon the later of (i) the expiration of the latest term of any of the Patents; and (ii) the termination, settlement or final adjudication (without further opportunity of appeal) of all outstanding Litigation and the receipt and disbursement of all Gross Proceeds associated therewith (collectively, the “Term”).

(c) Default; Termination.

(i) Voluntary. Upon an agreement executed by each of the Owner, Litigation Counsel, AMH and the Funding Party, this Agreement may be terminated prior to the expiration of the Term. The rights and obligations of the Parties upon voluntary termination shall be addressed expressly in any agreement by which the Parties terminate this Agreement prior to the expiration of its Term.

(ii) Default by Owner. AMH (or Funding Party as assignee of its rights hereunder) may terminate this Agreement upon Default by Owner. Owner shall be deemed to be in Default if it has failed to cure any breach of a representation, warranty, covenant, payment obligation or other obligation in this Agreement within forty-five (45) calendar days from written notice to Owner of such breach; provided that in the event that the breach is of an obligation pursuant to Section 3(c)(i) or Section 5(a) or Section 6(d), Owner shall be in Default with respect to such breaches if not cured within ten (10) Business Days from written notice to Owner of such breach.

(iii) Default by Funding Party. Owner may terminate this Agreement with respect to an Identified Litigation upon Default by Funding Party with respect to such Identified Litigation. Funding Party shall be deemed to be in Default with respect to such Identified Litigation if it has failed to cure any breach of a payment or funding obligation within ten (10) Business Days written notice to Funding Party by Owner of such breach with respect to such Identified Litigation.

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(iv) Effect of Termination by Owner upon Default by Funding Party. If the Owner terminates this Agreement pursuant to this Section 10(c) upon Default by the Funding Party with respect to an Identified Litigation, then, with respect to such Identified Litigation, if not settled or resolved as of the effective date of such termination: (A) Owner will not seek to enforce the Funding Party’s funding obligations for such Identified Litigation through arbitration, the assertion of any claim at Law or in equity, or otherwise; (B) the Funding Party shall forfeit all future rights to Gross Proceeds relating to such Identified Litigation; provided that Funding Party shall be entitled to receive payments and disbursements for such Identified Litigation under Step 1 of the Payment Schedule, if Gross Proceeds are received with respect to the Identified Litigation; and (C) AMH shall forfeit all rights with respect to such Identified Litigation, other than the Funding Party’s rights set forth in clause (B) immediately above, set forth under this Agreement if AMH is unable to provide replacement financing with respect to such Identified Litigation within ninety (90) days of such termination; provided that, if AMH provides replacement financing, then AMH will retain all rights set forth under this Agreement with respect thereto. Notwithstanding the foregoing clause (B), if the Funding Party satisfies any of its funding obligations with respect to any Identified Litigation (including funding that was satisfied prior to the related material breach, default and termination), the Parties will continue to share all Gross Proceeds from such Identified Litigation in accordance with the Payment Schedule without reduction or omission to the extent of such funding.

(v) Effect of Termination by Funding Party upon Default by Owner. If the Funding Party terminates this Agreement pursuant to this Section 10(c) upon Default by the Owner, and Owner has been given an opportunity to arbitrate the issue as provided in Section 13(d), then, with respect to the Identified Litigation and subject to the terms of any binding arbitration decision, the Owner shall forfeit all future rights to Gross Proceeds relating thereto.

(d) Survival. Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 13 will survive the expiration or termination of this Agreement; provided, however, that (i) Section 2 will survive with respect to any outstanding Identified Litigation if this Agreement is terminated by Owner under Section 10(c); (ii) Section 3(b) will survive with respect to any outstanding Identified Litigation, except in the case of termination by Owner under Section 10(c); (iii) notwithstanding the survival of Section 1, all payments of Gross Proceeds will be subject to Section 10(c)(iii) in connection with any termination of this Agreement by either Party under Section 10(c); (iv) Section 5(d) will not survive any termination of this Agreement by Funding Party under Section 10(c); (v) Section 3(b) will not survive with respect to the applicable Identified Litigation if this Agreement is terminated by Owner with respect thereto under Section 10(c); and (vi) no provisions of this Agreement will survive with respect to the Litigation subject to early termination under Section 10(c)(i), except those provisions as the Parties may agree in writing in connection with such termination. Notwithstanding the foregoing, termination of this Agreement shall not relieve any Party of any obligation or liability arising from any breach by such Party of, any representation, warranty, covenant, obligation or other provision of this Agreement occurring prior to such termination.

(e) Option. Simultaneous with entering into this Agreement, AMH, Owner, and each of Owner’s members, Janbella Group, LLC and Chris Chumas, shall enter into that certain Option Agreement dated as of the Effective Date, pursuant to which AMH shall have the right to acquire all of the membership interests of Owner on the terms set forth therein.

11. Limitation of Liability.

Other than with respect to any fraud, willful misconduct or gross negligence by AMH or a Funding Party regarding the operation of the Deposit Account and the transfer of rights to any of the Patents in breach of this Agreement and the other agreements and documents executed and delivered in connection therewith, AMH’s and such Funding Party’s total liability under this Agreement will not exceed the total of all the amounts payable by such Funding Party under Section 2 of this Agreement with respect to the related Identified Litigation, less any amount previously paid hereunder by such Funding Party. Other than with respect to any fraud, willful misconduct or gross negligence by the Owner, or Owner’s breach of its obligation under this Agreement to make a payment or cause a payment to be made (e.g., to cause Gross Proceeds with respect to any specific Litigation to be deposited in the applicable Deposit Account, to pay amounts under Section 2 (required to be reimbursed or paid by the Owner pursuant to Section 2), to pay maintenance fees pursuant to Section 8(e), etc.) or to not interfere in the making of a payment which is required to be made, or that results directly or indirectly in a payment due not being paid, or any other material breach of its obligations under this Agreement, Owner’s total liability under this Agreement will not exceed the total amounts contributed by the Investors in all of applicable Funding Parties. In no event will any signatory be liable for any punitive damages or damages that are not reasonably foreseeable in connection with or arising out of this Agreement, however it arises and under any theory of liability, whether in an action for contract, warranty, strict liability, tort (including negligence) or otherwise, regardless of whether the signatories have been advised about the possibility of such loss or damage and notwithstanding the failure of essential purpose of any remedy. The Parties will in all cases each use commercially reasonable efforts to mitigate any losses or damages resulting from a breach of this Agreement by any other Party.

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12. Limited Guarantee of Principal(s).

By their execution under the heading PRINCIPAL(S) below, the undersigned (jointly and severally if there is more than one) (i) represent and warrant that he/she or they (as applicable, and hereafter referred to as the “Principals”) own a majority of the stock or equity of Owner and as such acknowledge and agree that he/she or they will derive substantial direct and indirect benefits from this Agreement; and (ii) covenant and agree hereby that he/she or they (A) will not permit Owner to avoid payment of Gross Proceeds into, or divert payment of Gross Proceeds from, the applicable Deposit Accounts, (B) will use best efforts to cause Owner to comply with its obligations under this Agreement, (C) will (x) not sell, assign, transfer, pledge or encumber in any manner his/her or their equity interests in Owner and (y) use his/her or their best efforts to cause Owner to not issue any equity interests that would result in the Principals ceasing to control Owner, and (D) will indemnify and hold harmless AMH and each Funding Party from and against any and all losses, damages or expense resulting only from any breach of the foregoing after ten (10) Business Days prior written notice to Owner without cure; provided that, other than with respect to a breach by the Principals of their representations, warranties, covenants and agreements herein relating to or resulting directly or indirectly in any fraud, willful misconduct or gross negligence by Owner or Owner’s breach of its obligation under this Agreement to make a payment or cause a payment to be made (e.g., to cause Gross Proceeds with respect to any specific Identified Litigation to be deposited in the applicable Deposit Account, to pay amounts under Section 5(a), to pay maintenance fees pursuant to Section 8(e), to make Payments under Section 2 or to not interfere in the making of a payment which is required to be made, or that results directly or indirectly in a payment due not being paid, or any other material breach of the Owner’s obligations under this Agreement), the Principals’ total liability under this Agreement (together with Owner’s total liability under this Agreement) will not exceed the total amounts contributed by the Investors in the Funding Party.

13. Miscellaneous.

(a) This Agreement will be binding upon and inure to the benefit of each Party and its respective successors and assigns (including, without limitation, each Funding Party or other assignee).

(b) Nothing in this Agreement (or concerning any assignment provided for herein) will be construed to create a partnership, joint venture, employment, franchise or agency relationship between or among the Owner and AMH or any Funding Party.

(c) Notice. All notices given under this Agreement will be given in writing in English, and will be effective when delivered in person or by internationally-recognized overnight to the addresses below of the addressee Party. Either Party may from time to time give written notice pursuant to this Section 13(c) of a change in its address for future notice purposes under this Agreement.

To Funding Party:

Alpha Modus Holdings, Inc

20311 Chartwell Center Drive, #1469

Cornelius, NC 28031

With copy to:

Brunson Chandler & Jones, PLLC Walker Center, 14th Floor

175 S. Main Street, Suite 1410 Salt Lake City, UT 84111

To Owner:

Alpha Modus Ventures, LLC

20311 Chartwell Center Drive, #1469

Cornelius, NC 28031

With copy to:

If such notice is refused, the Parties agree that for the purposes herein, notice will be deemed to have been duly given or made three (3) Business Days after forwarding such notice to the other Party.

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(d) Mediation; Arbitration. In the event any dispute, claim or controversy (collectively, a “Dispute”) between the Parties to this Agreement arises out of or relates to this Agreement, its interpretation, performance or termination, or as to whether a Party has breached this Agreement, an appropriate authorized manager of each Party will attempt a good faith resolution of such Dispute within thirty (30) days after either Party notifies the other Party of such Dispute. If such Dispute is not resolved within thirty (30) days after such notification, the Parties agree to try in good faith to settle the Dispute by mediation initiated and conducted in accordance with J.A.M.S. commercial mediation procedures in existence as of the Effective Date of this Agreement.

(i) If any such Dispute is not resolved through mediation, then such Dispute will be submitted for binding arbitration, initiated and conducted in accordance with the AAA commercial arbitration rules in existence as of the Effective Date of this Agreement before one arbitrator mutually acceptable to each Party. In the event that the Parties cannot agree on a single arbitrator the arbitration shall proceed before a panel of three (3) arbitrators experienced in intellectual property contracts and issues, selected as follows:

(ii) each Party will select one arbitrator within ten (10) Business Days of either Party notifying AAA of the inability to agree on a single arbitrator, provided that if one Party fails to select an arbitrator timely, AAA will select an arbitration on behalf of the delinquent Party,

(iii) the third arbitrator will be selected by mutual agreement of the Parties, provided that if the Parties cannot agree on an acceptable third arbitrator within thirty (30) days of the selection of the first two arbitrators, the third arbitrator shall be selected by agreement by the two that have already been selected.

(iv) General Rules of Arbitration. The Parties agree that any proceedings under this Section 13(d) as well as all associated documents and filings, will remain confidential, except as may be necessary to prepare for or conduct such proceedings hereunder, or unless otherwise required by Law, judicial decision, valid subpoena, regulatory requirement, or as part of disclosure to a Party’s accountants, legal advisors, or counterparty in connection with a proposed merger, acquisition, financing, or similar transaction who is under an obligation of confidentiality to such Party.

(v) The Parties will not disclose either the contents of any proceedings hereunder, or the result thereof, without the express written consent of all Parties. The mediation and/or arbitration proceedings will be conducted without discovery in Washington, D.C. In any arbitration arising out of or related to the Patents, this Agreement, its interpretation, performance or termination, or as to whether a Party has breached this Agreement, the arbitrators will not be empowered to award any special, punitive, multiple or exemplary damages, and the Parties waive any right to recover any such damages. No arbitration award may be enforced in connection with this Agreement unless it is accompanied by written findings of fact and conclusions of Law.

(vi) Owner hereby disclaims and waives any claims or defenses (A) consisting of or relating to champerty, maintenance and/or barratry or (B) that the transactions contemplated hereby constitute an impermissible transfer or assignment of property or choses in action (or doctrines or principles of Law of equivalent effect). The arbitrators set forth in this Section 13(d) herein shall have exclusive jurisdiction, to the exclusion of any court, to determine the scope and validity of the foregoing waiver and disclaimer.

(e) Recovery of Fees and Expenses. In any arbitration, litigation or similar proceeding concerning the enforcement of any rights hereunder, each Party shall pay its own out-of-pocket costs, fees and expenses relating thereto, including attorneys’ fees.

(f) Governing Law. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the Laws of Delaware, without reference to its choice of law principles to the contrary.

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(g) Jurisdiction; Venue; Waiver of Jury Rights. In addition, to the extent not inconsistent with applicable Law, with respect to any action, suit or proceeding arising out of, under or in connection with the Agreement seeking an injunction, or not otherwise required to be submitted to arbitration as provided in Section 13(d), Owner, AMH and the Funding Party each irrevocably consent to the exclusive jurisdiction of the courts of (a) United States District Court, Western District of Texas or, if jurisdiction does not lie in the federal court, or (b) the District Court for Travis County, Texas over any suit, action or proceeding arising out of or relating to this Agreement, including for the entry of judgment with respect to the decision of the arbitrators hereunder and injunctive relief if appropriate to render effective the arbitrators’ decision. EACH PARTY AGREES, TO THE EXTENT PERMITTED BY LAW, IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION THIS AGREEMENT TO WAIVE ANY RIGHT TO TRIAL BY JURY.

(h) No Waiver. Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term of this Agreement or any other agreement that may be in place between the Parties.

(i) Relationship of Parties. The Parties are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, employment, franchise or agency relationship between Owner and Funding Party. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement, or undertaking.

(j) Integration and Amendment. This Agreement, the Threshold Letter Agreement and each Engagement Letter represents the complete agreement between the Parties regarding this subject, and supersedes any prior or contemporaneous oral or written understandings between the Parties with respect to the subject matter thereof, including without limitation any term sheet, Phase 1 or similar agreement (if any), and constitutes the entire agreement of the Parties with respect to such subject matter. This Agreement may be modified or amended from time to time by the Parties by written amendment. Owner shall not amend or modify, or waive any right under, any Engagement Letter without the prior written consent of Funding Party, not to be unreasonably withheld.

(k) Third-Party Beneficiaries. Except as specifically provided in this Agreement, including expressly Section 1(c), Owner and Funding Party hereby disclaim any intent that their obligations or rights under this Agreement or any portion thereof benefit or can be relied upon by any other entity or individual that is not a Party.

(l) Severability. If any provision in this Agreement is held to be invalid or unenforceable, the remainder of this Agreement will have full force and effect, and the invalid or unenforceable provision will be modified or partially enforced, to the maximum extent permitted to effect the original intent of the Parties.

(m) Headings. The headings contained in this Agreement have been inserted for convenient reference only and will not modify, define, expand or limit any of the provisions of this Agreement.

(n) Counterparts. This Agreement may be executed in counterparts, and once signed and delivered to the other Party, any reproduction of this Agreement made by reliable means (for example, .pdf or .TIFF format), will be considered an original, and all of which together constitute one and the same instrument. After delivery of a complete copy of such reproduction showing the Party’s execution of this Agreement, such Party will promptly endeavor to deliver to the other Party a copy of this Agreement bearing the original signature for such Party.

(o) Further Assurances. At any time or from time to time after the date hereof, each Party shall, and shall cause each of its Affiliates to, cooperate in good faith with each other Party, and, at the request of any other Party, execute and deliver any further instruments or documents and take all such further action as such requesting Party may deem reasonably necessary or advisable to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

[Signature Page Follows]

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EXHIBIT B

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) dated effective as of the          day of April, 2025, is entered into by and between Janbella Group, LLC, and Chris Chumas (each a “Member” and collectively the “Members”), Alpha Modus Ventures, LLC (the “Company”), and Alpha Modus Holdings, Inc. (the “Optionee”).

1.	Grant of Option. In consideration of the Company’s entering into that certain Patent Monetization Agreement of even date herewith, each of the Members hereby grant to Optionee effective as of the date hereof (the “Grant Date”) the right and option (“Option”) to purchase from each of the Members, for the exercise price set forth below (the “Exercise Price”), all of their membership and other equity interests in the Company (the “Membership Interests”), which Option shall be subject to the applicable terms and conditions set forth below.

2.	Terms and Conditions of Option. The Option evidenced by this Agreement is subject to the following terms and conditions, as well as the terms and conditions of Section 3 hereof.

a.	Exercise Price. The Exercise Price for the Membership Interests shall consist of (i) the termination by Optionee of the Patent Monetization Agreement and its related agreements and payment obligations to Optionee, (ii) the payment of $300,000 to Janbella Group, LLC (in satisfaction of which Janbella Group, LLC will release the Company of its $300,000 repayment obligation to Janbella Group, LLC) as soon as Optionee’s lender, Streeterville Capital, LLC, has been repaid in full, and (iii) the issuance by the Optionee to the Members in the aggregate of a number of shares of common stock of Optionee equal to $35,000,000 divided by the closing price of Optionee’s common stock immediately prior to closing, which closing shall not occur until Optionee’s shareholders have approved such transaction and issuance of common stock as required by Nasdaq’s listing rules.

b.	Term of Option. The term of the Option over which the Option may be exercised shall commence on the Grant Date and terminate five (5) years thereafter.

3.	Additional Terms and Conditions.

a.	Exercise of Option; Payment for Membership Interests. The Option may be exercised by written notice to the Members, substantially in the form of Exhibit A attached hereto. Any notice of exercise of the Option shall be accompanied by receipt of the full Exercise Price for the Membership Interests being purchased. The Option shall only be exercised for the entirety of the Membership Interests, and shall not be exercised for any partial Membership Interests held by either of the Members, and no partial Membership Interests shall be issued or delivered. The date of actual receipt by the Members of the notice of exercise shall be treated as the date of exercise of the Option for the Membership Interests being purchased.

b.	Issuance of Membership Interests; Registration; Withholding Taxes. As soon as practicable after the exercise date of the Option, the Members shall cause to be transferred and delivered to Optionee, or for the Optionee’s account, a certificate or certificates for the Membership Interests purchased pursuant to exercise of the Option. The Members may postpone the issuance or delivery of the Membership Interests until the receipt by the Members of such written representations or other documentation as the Members deem necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any. Optionee shall comply with any and all requirements imposed by state or federal law relating to Optionee’s resale or other disposition of any Membership Interests acquired under this Agreement.

c.	Tansferability of Options. The Option and this Agreement shall be assignable or transferable by Optionee, in its sole election, without the Members’ consent.

4.	No Rights as Members. Optionee shall acquire none of the rights of a member of the Company with respect to the Membership Interests under this Agreement until a certificate, membership ledger, or amended operating agreement reflecting the Membership Interests issued to Optionee upon the exercise of the Option has been issued.

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5.	Legends. All certificates representing the Membership Interests acquired pursuant to the Option may be issued with or without a restrictive legend as counsel to the Company deems appropriate to assure compliance with applicable law. All certificates evidencing Membership Interests purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE MEMBERS AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If, in the opinion of the Members and its counsel, any legend placed on a certificate representing Membership Interests purchased under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Membership Interests but without such legend so long as allowed by law.

6.	Notices. Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee’s address listed above or such other address of which Optionee shall have advised the Members by similar notice, or to the Members at the address identified in Exhibit A hereto.

7.	Miscellaneous. This Agreement set forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in North Carolina.

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